UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2011
PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)
(856) 917-1744
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 15, 2011, PHH Mortgage Corporation (“PHH Mortgage”), a wholly-owned subsidiary of PHH Corporation (“PHH”), entered into an Amendment No. 1 to Mortgage Loan Participation Sale Agreement (the “Extension Amendment”) by and between JPMorgan Chase Bank, National Association, as purchaser (“JPMorgan”), and PHH Mortgage, as seller. The Extension Amendment extends the termination date of the Mortgage Loan Participation Sale Agreement, dated as of September 2, 2010 (the “MLPSA”), by and among JPMorgan and PHH Mortgage to the earlier of (i) October 1, 2011 and (ii) at JPMorgan’s option, upon the occurrence of a Servicing Termination Event (as defined in the MLPSA).
The foregoing description of the Extension Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K which is incorporated herein by reference.
Item 8.01 Other Events.
On August 12, 2011, PHH Mortgage entered into a Master Repurchase Agreement by and among PHH Mortgage, as seller, PHH, as guarantor, and Wells Fargo Bank, N.A., as buyer (the “PHH Mortgage Facility”). The PHH Mortgage Facility provides for $300 million of committed mortgage warehouse financing capacity.
On August 12, 2011, PHH Home Loans, LLC (“PHH Home Loans”), an indirect majority owned subsidiary of PHH, and certain of PHH Home Loans’ wholly owned subsidiaries entered into a Master Repurchase Agreement by and among PHH Home Loans and the subsidiaries of PHH Home Loans named therein, as sellers, and Wells Fargo Bank, N.A., as buyer (the “PHH Home Loans Facility”). The PHH Home Loans Facility provides for $150 million of committed mortgage warehouse financing capacity.
Each of the PHH Mortgage Facility and the PHH Home Loans Facility terminates August 10, 2012. Each of the PHH Mortgage Facility and the PHH Home Loans Facility contains various customary representations, warranties, covenants, conditions precedent and indemnification provisions.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

10.1	Amendment No. 1 to Mortgage Loan Participation Sale Agreement, dated as of August 15, 2011, by and among JPMorgan Chase Bank, National Association, and PHH Mortgage Corporation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH Corporation
By:	/s/ William F. Brown
	Name:	William F. Brown
	Title:	Senior Vice President, General Counsel & Secretary

Dated: August 17, 2011